Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered on February 28, 2022, by and among Mitchell J. Schwartz, a Pennsylvania resident (“Mitchell” or the “Seller”), and FOMO CORP. (the “Purchaser”) of 1 E Erie St Ste 525, Unit # 2250, Chicago, Illinois, 60611.

WITNESSETH:

WHEREAS, the Seller own 100% of the issued and outstanding shares of capital stock (the “Stock”) of SMARTSolution Technologies, Inc., a Pennsylvania corporation (“SST”);

WHEREAS, SST is the general partner of SMARTSolution Technologies, L.P., a Pennsylvania limited partnership (the “Partnership” and along with SST and Seller, the “Company Parties”);

WHEREAS, the Seller owns all of the issued and outstanding limited partnership interests (the “LP Interests” and together with the Stock, the “Securities”) of the Partnership; and

WHEREAS, the Purchaser desires to purchase said Securities from the Seller, and the Seller desires to sell said Securities to the Purchaser, upon the terms and subject to the conditions hereinafter set forth (the “Transaction”); and

WHEREAS, following the Transaction, the Purchaser will hold 100% of the issued and outstanding ownership interests of the Partnership.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Securities aforementioned, it is hereby agreed as follows:

1. Purchase and Sale

(a) Subject to the terms and conditions hereinafter set forth, at the Closing (as defined in Section 2 below), the Seller shall sell, convey, transfer, and deliver to the Purchaser the Securities, and the Purchaser shall purchase from the Seller the Securities, in consideration of the purchase price set forth in this Agreement (the “Purchase Price”). The Purchase Price shall be paid by the Purchaser as follows:

(i) At the Closing, the Purchaser shall pay such amounts to such Persons as necessary to satisfy all of the Partnership’s and SST’s indebtedness and expenses set forth in Exhibit A attached hereto (including any prepayment premiums, breakage costs, fees and expenses payable as a result of prepayment on such date or the consummation of the transactions contemplated hereby) (the “Debt Assumption”);

(ii) At the Closing, the Purchaser shall issue and deliver to the Seller one million (1,000,000) shares of Series B Preferred Stock of the Purchaser, which shares shall be, at the election of the holder thereof, convertible into one billion (1,000,000,000) shares of common stock of the Purchaser (the “Stock Consideration”), which the parties acknowledge and agree to have a value of $50,000 at the Closing based on a valuation of the Stock Consideration that the Purchaser had completed before Closing by an independent valuation firm; and

(iii) As soon as reasonably practicable, but in any event with 30 days following the Closing, the Purchaser shall, subject to subsection (b) below, pay to the Seller, in immediately available funds, an amount equal to one and one-half percent (1.5%) of the gross sales proceeds of the Partnership for any sales made by the Purchaser following the Closing under the orders identified on Exhibit C attached hereto (the “Earn-Out”).

(b) Until the earlier of (x) the one-year period following the Closing and (y) the date on which all orders set forth in Exhibit C attached hereto have been fulfilled by the Partnership, the Purchaser shall and shall cause its affiliates (i) to use commercially reasonable efforts to retain the customers of the Partnership existing as of the Closing and identified on Exhibit C attached hereto, including without limitation, reasonably assigning internal resources and to extent necessary hiring external consultants or other personnel to plan, implement and achieve such result, (ii) to use commercially reasonable efforts to operate the Partnership in the ordinary course in accordance with practices of the Partnership in effect prior to the transactions contemplated by this Agreement, and (iii) to not (A) take or solicit others to take any action, or (B) fail to take any action, in either case, that would cause the Partnership to fail to maximize the Earnout. Notwithstanding any contrary provision of this Agreement, if (i) there is a Sale of the Partnership at any time prior to the first anniversary of the Closing Date, the Seller shall receive, at the closing of such Sale of the Partnership, an amount in immediately available funds such that, in the aggregate, the Seller has received a total of one and one-half percent (1.5%) of the gross sales proceeds from all of the orders set forth in attached Exhibit C. For purposes of this Agreement, a “Sale of the Partnership” shall mean a sale of a controlling interest in the Partnership to a third party who is not an affiliate of the Purchaser or a sale of all or substantially all of the assets of the Partnership.

2. Closing and Closing Deliverables

(a) Subject to the terms and conditions of this Agreement, the consummation of the sale of the Securities from the Seller to the Purchaser pursuant to this Agreement (the “Closing”) shall take place by the exchange of signature pages on February 28, 2022 (the “Closing Date”). The Closing shall be effective for economic and accounting purposes as of 12:01 a.m. on the Closing Date.

(b) At the Closing, the Seller shall deliver to the Purchaser the following:

(i) the certificates representing the Stock, duly endorsed for transfer or accompanied by appropriate stock transfer powers, in either case with signatures guaranteed in the customary fashion, and shall have all the necessary documentary transfer tax stamps affixed thereto at the expense of the Seller;

(ii) a lease between the Partnership and GrayMax, LLC (the “Landlord”) for the lease of certain real property located at 831 West North Avenue, Pittsburgh, PA 15233 and in the form attached to this Agreement as Exhibit E (the “Lease”), duly executed by the Landlord;

(iii) an Employment Agreement between the Partnership and Mitchell in the form attached hereto as Exhibit F (the “Employment Agreement”), duly executed by Mitchell, The “Employment Agreement” shall include a provision to pay to Seller an amount equal to the tax liability generated by the transaction;

(iv) payoff letters in a form satisfactory to the Purchaser from each holder of indebtedness and expenses set forth in Exhibit A, and confirmation from such holders that all any and all guarantees or other obligations in respect of the indebtedness of the Partnership or related to the business of the Partnership or SST shall be released upon repayment of such amounts in accordance with Section 1(a)(i); and

(v) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to the Purchaser and as may be required to give effect to this Agreement.

(c) At the Closing, the Purchaser shall deliver to the Seller the following:

(i) evidence of payoff of the Debt Assumption;

(ii) evidence of issuance by the Purchaser of the Stock Consideration to the Seller, together with the stock certificate representing such issuance;

(iii) the Lease duly executed by the Partnership;

(iv) the Employment Agreement duly executed by the Partnership;

(v) evidence of issuance and deliver to the employees listed on Exhibit B a detachable warrant in the form attached hereto as Exhibit B, pursuant to which the holders shall have the right to purchase such number of shares of common stock of the Purchaser at a purchase price of one-tenth of a cent ($0.001) (the “Warrant Grants”), which the parties acknowledge and agree to have no value (i.e. $0) as of the Closing based on a valuation of the Warrant Grants that the Purchaser had completed before Closing by an independent valuation firm; and

(vi) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to the Seller, as may be required to give effect to this Agreement.

3. Representations and Warranties of the Seller

The Seller hereby warrant and represent:

(a) Organization and Standing

The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the requisite power and authority to carry on its business as it is now being conducted. SST is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power and authority to carry on its business as it is now being conducted.

(b) Restrictions on Stock

(i) The Seller is not a party to any agreement, written or oral, creating rights in respect of the Securities in any third person or relating to the voting of the Securities.

(ii) The Seller is the lawful owner of the Securities, free and clear of all security interests, liens, encumbrances, equities and other charges.

(iii) There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the equity interests of the Partnership or SST, nor are there any securities convertible into such equity interests.

(c) Brokers

Except for the payments due to Murphy Financial and to be paid in accordance with Section 1(a)(i) hereof, none of the Company Parties has agreed to, and none of the Company Parties will become obligated to pay or has taken any action that might result in any person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement.

4. Representations, Warranties and Covenants of the Purchaser

(a) Organization and Standing

The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite power and authority to carry on its business as it is now being conducted, and to consummate the transactions contemplated by this Agreement.

(b) Valid Issuance and Valuation

The Stock Consideration and the Warrant Grants been duly and validly authorized and, when issued and paid for pursuant to this Agreement, shall be free and clear of all encumbrances and restrictions (other than those created by the Seller). Upon the due conversion of the preferred stock included in the Stock Consideration or the Seller exercise of the warrant included in the Warrant Grants, the common stock to be issued thereunder will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for those created by the Seller. The Purchaser has reserved a sufficient number of shares of its common stock for issuance upon the exercise of said preferred stock and warrant, free and clear of all encumbrances and restrictions, except for those created by the Seller. The Purchaser has reserved a sufficient number of common stock for issuance of the Option Grants. The Purchaser represents and warrants that the valuation of each of the Stock Consideration at $50,000 at the time of Closing and the valuation of the Warrant Grants at zero ($0) at the time of Closing is accurate (the “Equity Valuations”).

(c) Brokers

The Purchaser has not agreed to pay, and the Purchaser has not taken any action that might result in any person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement.

(d) Board Position

The Purchaser shall recommend to the shareholders of the Purchaser Mitchell’s appointment to the board of directors of the Purchaser.

5. General Provisions

(a) Entire Agreement

This Agreement (including any written amendments hereof executed by the parties), together with any Schedules or Exhibits executed in connection herewith, constitute the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

(b) Sections and Other Headings

The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(c) Governing Law

This Agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party’s reasonable attorney’s fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

(d) No Other Representations.

EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 3, THE SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF COMPANY PARTIES OR ANY OF THEIR RESPECTIVE ASSETS, LIABILITIES OR OPERATIONS, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

(e) Independent Investigation; No Reliance and Indemnification.

In connection with its decision to enter into this Agreement and consummate the transactions contemplated hereby, the Purchaser and/or its representatives have inspected and conducted such reasonable independent review, investigation and analysis (financial and otherwise) of the Company Parties as desired by the Purchaser. Such decisions were made by the Purchaser entirely on the basis of the Purchaser’s own investigation, analysis, judgment and assessment of the present and potential value and earning power of SST and the Partnership. The Purchaser has been afforded full access to the books and records, facilities and personnel of the Company Parties for purposes of conducting a due diligence investigation and has conducted a full due diligence investigation of the Company Parties to its satisfaction. The Purchaser acknowledges and agrees that the Company Parties expressly disclaim all representations and warranties other than the representations and warranties by the Company Parties, as applicable, specifically and expressly set forth in Section 3 and, except to the extent expressly set forth in Section 3, the Purchaser is acquiring the Securities on an “AS IS, WHERE IS” basis. Purchaser shall indemnify, defend and hold Seller harmless as a result of the Purchaser’s breach of any representation and warranty, including without limitation any claims, costs, expenses or damages, including, without limitation, any liabilities for taxes, penalties or interest incurred by the Seller or its affiliates, as a result of either of the Equity Valuations being inaccurate in any respect.

(f) Damages Limitations.

IN NO EVENT SELLER BE LIABLE FOR (i) ANY INCIDENTAL, INDIRECT, SPECIAL/PUNITIVE, LOSS OF PROFITS OR CONSEQUENTIAL DAMAGES FOR ANY CLAIM ARISING UNDER OR AS A RESULT OF THIS AGREEMENT, REGARDLESS OF THE CAUSE OF ACTION AND EVEN IF SELLER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND, (ii) ANY AMOUNTS IN EXCESS OF TWENTY PERCENT OF THE PURCHASE PRICE. The Party asserting any claim(s) pursuant to this Agreement must do so within twelve (12) months of the Closing Date.

(g) Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures of the parties transmitted by facsimile or in PDF or other electronic manner shall be deemed to be their original signatures for all purposes.

(h) Assignment

This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors, beneficiaries and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the parties without the prior written consent of the other parties hereto, and any purported assignment without such consent shall be void.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

SELLER:

By:		Date:
Mitchell Schwartz

PURCHASER:

By:		Date:
Vikram Grover
CEO for FOMO CORP.